UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2016

Genuine Parts Company
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Circle 75 Pkwy, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770.953.1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 8, 2016 Genuine Parts Company (NYSE: GPC) announced the completion of one automotive acquisition and two industrial acquisitions, effective March 1, 2016.

GPC Asia Pacific, the Company’s wholly-owned automotive distribution company based in Melbourne, Australia, completed the acquisition of Covs Parts Pty Ltd ("Covs Parts") from its parent company, Automotive Holdings Group ("AHG"). Covs Parts, located in Welshpool, Western Australia, is a leading distributor across the state of Western Australia, focused on original equipment and aftermarket automotive parts, mining and industrial consumable and truck products. The addition of 21 Covs Parts branches is expected to generate annual revenues of approximately $70 million (US$).

Motion Industries, the Company’s wholly-owned industrial distribution company based in Birmingham, Alabama, has also completed the acquisitions of Epperson and Company and Missouri Power Transmission. Epperson and Company, with three locations and based in Tampa, Florida, is an industrial distributor specializing in material handling products and services. Missouri Power Transmission, with 15 locations and based in St. Louis, Missouri, is a distributor of power transmission equipment and industrial supplies. Combined, these two companies are expected to generate approximately $50 million in annual revenues.

A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated March 8, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

March 8, 2016	By:	Carol B. Yancey

Name: Carol B. Yancey
Title: Executive Vice President and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 8, 2016